August 20, 2012

Ascent Solar Regains Nasdaq Compliance

THORNTON, Colo.--(BUSINESS WIRE)-- Ascent Solar Technologies, Inc. (NASDAQ:ASTI), a developer of state-of-the-art, flexible thin-film photovoltaic modules, announced today it has regained compliance with the Nasdaq Stock Market Listing Rules that require maintenance of a minimum $1.00 bid price. On August 17, 2012, the Company received notification from The
Nasdaq Listing Qualifications department that the Company had regained compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) after maintaining a closing bid price equal to or in excess of $1.00 for a minimum of ten consecutive trading days and that the Company's noncompliance with that rule, as announced on October 13, 2011, had been rectified.

Ascent Solar's President and CEO, Victor Lee, said "We are extremely pleased to be back in regulatory compliance with the
Nasdaq listing rules. This is the first and an important milestone for me to achieve as a new CEO of Ascent as we continue to work towards regaining the trust and confidence from our shareholders, employees and vendors. The launch of our
EnerPlex™ chargers is gaining strong momentum. We shall continue to maximize our potential to unfold the true value of
Ascent Solar for all our shareholders."

About Ascent Solar Technologies, Inc.

Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules using flexible substrate materials that can transform the way solar power generation integrates into everyday life. Ascent Solar modules, which were named one of TIME Magazine's 50 best inventions for 2011, can be directly incorporated into standard building materials, commercial transportation, automotive solutions, space applications, consumer electronics for portable power and durable off-grid solutions. More information can be found at www.ascentsolar.com.

Forward Looking Statements

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements."
Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend,"
"anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

Ascent Solar Technologies, Inc.
Investor Relations
CleanTech IR
Brion Tanous, 310-541-6824 (Office)
Mobile: 424-634-8592
btanous@cleantech-ir.com
or
720-872-5140
ir@ascentsolar.com

Source: Ascent Solar Technologies, Inc.

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